Exhibit 10.3


                                                                  Execution Copy

                               FIFTH AMENDMENT TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                             NET 3 ACQUISITION L.P.


               This FIFTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NET 3 ACQUISITION L.P. (this "Amendment") is made and effective as of January 3, 2005, by and among the entities and individuals signatory hereto.

         A. Net 3 Acquisition L.P., a Delaware limited partnership (the "Partnership"), is governed by that certain Amended and Restated Agreement of Limited Partnership, dated effective as of November 28, 2001, as amended by that certain First Amendment effective as of November 28, 2001, that certain Second Amendment effective as of June 19, 2003, that certain Third Amendment effective as of June 30, 2003, and that certain Fourth Amendment effective as of December 8, 2004 (the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have such meaning ascribed such terms in the Agreement.

         B. Lexington Corporate Properties Trust, a Maryland real estate investment trust ("LXP") is the sole unitholder of each of (i) Lex GP-1 Trust, a Delaware statutory trust ("Lex GP") and (ii) Lex LP-1 Trust, a Delaware statutory trust ("Lex LP"). Lex GP is the general partner of the Partnership, Lepercq Corporate Income Fund L.P., a Delaware limited partnership, and Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (collectively, the "Operating Partnerships"). Lex LP is the Initial Limited Partner of each of the Operating Partnerships.

         C. Pursuant to that certain Underwriting Agreement, dated as of December 2, 2004, by and among Bear, Stearns & Co. Inc. (the "Underwriter "), on the one hand, and LXP and the Operating Partnerships, on the other, and as of the date hereof, LXP has completed the offer and sale (the "Offering") to the Underwriter of an additional 400,000 preferred shares of beneficial interest, classified as 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of LXP ("Preferred Shares"), pursuant to a prospectus supplement dated December 3, 2004 and the accompanying base prospectus dated October 22, 2003.

         D. The Preferred Shares carry a (i) cumulative preferred dividend, (ii) liquidation preference and (iii) conversion right.

         E. Pursuant to Section 4.2 of the Agreement, the Partnership may issue additional partnership interests to LXP and its affiliates in connection with the issuance of shares by LXP provided LXP makes a capital contribution to the Partnership of the proceeds raised in connection with such issuance.

         F. LXP has agreed to contribute a portion of the proceeds of the Offering to the Partnership in exchange for Series C Preferred Operating Partnership Units ("Preferred OP Units") in the Partnership to be issued to an affiliate of LXP, Lex LP.

         G. As required by Section 4.2 of the Agreement, the Preferred OP Units have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the Preferred Shares, as further described and set forth in the Certificate of Designation for the Preferred OP Units dated as of December 8, 2004.

         H. As of the date hereof, and pursuant to the terms of the Agreement, the parties hereto desire to amend the Agreement to reflect the issuance of an additional 54,738 Preferred OP Units to Lex LP by amending and restating Exhibit A to the Agreement.

               NOW, THEREFORE, the undersigned, being desirous of effectuating the foregoing and amending the Agreement accordingly, hereby enter into this Amendment and amend the Agreement as follows:

         1. Preferred OP Units. Lex LP is hereby issued 54,738 Preferred OP Units and shall have the rights, preferences and privileges as set forth in the Certificate of Designation. To the extent there is a conflict between the terms of the Certificate of Designation and the terms of the Agreement, the terms of the Certificate of Designation shall control.

         2. Exhibit A. Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A hereto.

         3. Miscellaneous. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment on behalf of the Partnership in accordance with the provisions of
Section 14.1 of the Agreement as of the date first written above.


                                    GENERAL PARTNER:

                                    LEX GP-1 TRUST


                                    By:  /s/ T. Wilson Eglin
                                         ----------------------------
                                         T. Wilson Eglin
                                         Vice President

                                    EXHIBIT A

                                    PARTNERS

-------------------------------------------------------------------------------------------------------------
                                                          Number Of          Number Of
                                       Number Of       Special Limited     Preferred OP         Capital
Name And Address                      Common Units      Partner Units          Units          Contribution
-------------------------------------------------------------------------------------------------------------
General Partner:
----------------

Lex GP-1 Trust.                            44,858                                               $643,500.90

Initial Limited Partner:
------------------------

Lex LP-1 Trust                          4,396,084                                            $63,706,502.16

Special Limited Partner:
------------------------

The LCP Group, L.P.                                          44,858                             $649,992.42

Series B Preferred Limited
--------------------------
    Partner:
    --------
Lex LP-1 Trust                                                                 486,201       $12,155,025

Series C Preferred Limited
--------------------------
    Partner:
    --------
Lex LP-1 Trust                                                                 424,215       $20,653,967.44

                                    ----------------  ----------------   ----------------   ----------------
                                        4,440,942            44,858            855,678       $97,808,987.92
                                    ================  ================   ================   =================